                                                                     Exhibit 3.1


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      KROLL RISK CONSULTING SERVICES, INC.

         Kroll Risk Consulting Services, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), desires to amend and restate its Certificate of Incorporation as currently in effect, which was originally filed on July 17, 2000 with the Secretary of the State of Delaware. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with
Section 245 of the Delaware General Corporation Law. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         FIRST: The name of the Corporation is Kroll Risk Consulting Services, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation in Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

         FOURTH: The name and mailing address of the Sole Incorporator are as follows:

         Name                      Mailing Address
         ----                      ---------------

         Tahir Nawab               c/o Kramer Levin Naftalis &  Frankel LLP
                                   919 Third Avenue
                                   New York, New York  10022

         FIFTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is 27,500,000 shares, of which 25,000,000 shall be designated Common Stock, par value $0.01 per share, and 2,500,000 shall be designated Preferred Stock, par value $0.01 per share.

         (a) The Common Stock:

              The holders of Common Stock shall be entitled to one vote for each Share so held and shall be entitled to notice of any stockholders meeting and to vote upon any such matters as provided in the bylaws of the Corporation or as may be provided by law. Except for and subject to those rights expressly granted to holders of Preferred Stock, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such distribution.

         (b) The Preferred Stock:

              The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

              (i) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

              (ii) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

              (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other series of Preferred Stock or on any other class of stock of the Corporation or any series of such class;

              (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

              (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

              (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

              (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of Preferred Stock of any other series or any other class of stock of the

Corporation or any series of such class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

              (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class;

              (ix) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any class of stock of the Corporation or any series of such class; and

              (x) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

         The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated as any one or more series of Preferred Stock.

         SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein, in the bylaws of the Corporation or required by law.

                (b) Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                (c) The number of directors of the Corporation shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Commencing on the effective time of the spin-off (the "Spin-Off") of Kroll Risk Consulting Services, Inc., a Delaware corporation and a wholly-owned subsidiary of The Kroll-O'Gara Company, from the Kroll-O'Gara Company, an Ohio corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I, II and III directors shall be appointed by the Board of Directors upon the effective time of the Spin-Off. The initial Class I directors shall serve until the first annual meeting of stockholders after the Spin-Off. The initial Class II directors shall serve until the second annual meeting of stockholders after the Spin-Off. The initial Class III directors shall serve until the third annual meeting of stockholders after the Spin-Off. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article SIXTH and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article SIXTH, in each case unless expressly provided by such terms.

                  (d) No director of the Corporation shall be removed from his office as a director by vote, consent or other action of the stockholders or otherwise except for cause.

         SEVENTH: (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by any such stockholders.

                  (b) Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the Corporation or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office.

         EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH: (a) The Corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that the Corporation shall not be obligated to indemnify any person under this Article NINTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was initiated by such person, but was not authorized by the Board of Directors of the Corporation against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

                (b) Expenses incurred by a person who is or was a director or officer of the Corporation (or any predecessor) or any of its wholly-owned Subsidiaries in defending a proceeding shall be paid by the Corporation as they are incurred in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by former directors or officers of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                (c) For purposes of this Article NINTH, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include, without limitation, service as a director, officer or employee of the Corporation which imposes duties on, or involves service by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in or not opposed to the best interests of the Corporation.

                (d) Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article NINTH or the bylaws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under this Article NINTH to any director or officer or former director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

                TENTH: (a) Except as provided otherwise by law or in the bylaws of the Corporation, the bylaws of the Corporation may be amended or repealed or new bylaws (not inconsistent with any provision of law or this Certificate of Incorporation) may be adopted by the Board of Directors.

                (b) The bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                             IN WITNESS WHEREOF, the Corporation has caused this
Amended and Restated Certificate of Incorporation to be signed on its behalf this 29 day of August, 2000


                                         KROLL RISK CONSULTING SERVICES, INC.


                                         By: /s/ Sabrina H. Perel
                                            -----------------------------------
                                            Name:   Sabrina Perel
                                            Title:  Vice President